Exhibit 10.1

SECOND AMENDMENT TO
AMENDED AND RESTATED PROMISSORY NOTE

This SECOND AMENDMENT (this “Amendment”) to the Amended and Restated Promissory Note (the “Note”), by and between Skywords Family Foundation Inc. (“Lender”), and Cyanotech Corporation, a Nevada Corporation (“Borrower”), dated as of April 12, 2021, as amended on December 14, 2022, is entered into as of August 14, 2023. Except as otherwise provided herein, all capitalized terms not specifically defined herein will have the same meanings ascribed to them in the Note.

RECITALS

WHEREAS, Lender and Borrower are parties to the Note, pursuant to which Borrower is entitled to request certain Revolving Loans from Lender up to the Maximum Revolving Amount, subject to the terms and conditions of the Note; and

WHEREAS, Lender and Borrower desire to amend the Note to increase the Maximum Revolving Amount from $1,000,000 to $2,000,000.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender agree as follows:

AGREEMENT

1.          Amendments to the Note. The Note is hereby amended as follows: The term “Maximum Revolving Amount” as used in the Note is hereby defined to be Two Million Dollars ($2,000,000), and all uses of the term “Maximum Revolving Amount” in the Note shall be deemed to be references to Two Million Dollars ($2,000,000) rather than One Million Dollars ($1,000,000).

2.          Effect of Amendment. Except as otherwise explicitly provided in this Amendment, the Note will remain unchanged and in full force and effect. The term “Note” as used in the Agreement shall for all purposes refer to the Note as amended on December 14, 2022 and as further amended by this Amendment.

3.          Complete Agreement. The Note, as amended on December 14, 2022 and as further amended by this Amendment, represents the complete agreement and understanding among the parties with respect to, and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to, the subject matter hereof in any way.

4.          Counterparts. This Amendment may be executed in separate counterparts (including by means of facsimile or by electronic transmission in portable document format (pdf) or comparable electronic transmission), each of which is deemed to be an original and all of which taken together constitute one and the same document.

5.          Governing Law. All issues and questions concerning the construction, validity, enforcement and interpretation of this Amendment and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of California and as set forth in Section 17 of the Note, as if an original part thereof.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Borrower and Lender have executed this Amendment effective as of the date first above written.

BORROWER:

Cyanotech Corporation

By:/s/Matthew Custer___
Name: Matthew Custer
Title: President and CEO

LENDER:

Skywords Family Foundation, Inc.

By:/s/Michael Davis___
Name: Michael Davis
Title: President

[Signature Page to Second Amendment to Promissory Note]